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                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT this 25th day of September, 1997, by and between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation with its principal office located at 2727 Maricopa Street, Torrance, California 90503
(the "Corporation"), and      , a director and/or officer of the Corporation
residing at

                  (the "Indemnitee").

                              W I T N E S S E T H :

                  WHEREAS, the Corporation seeks to attract and retain the most capable persons available to serve as its directors and officers; and

                  WHEREAS, such persons require substantial protection against personal liability arising out of their faithful service to the Corporation; and

                  WHEREAS, the Corporation's Board of Directors adopted and, at the Corporation's 1989 Annual Meeting of Shareholders, shareholders approved revised By-law provisions regarding indemnification of, and advancement of certain expenses to, officers and directors, which replaced the then existing By-law provisions and existing agreements relating to indemnification and advancement of expenses; and

                  WHEREAS, the Corporation and the Indemnitee believe it desirable to enter into agreements to reflect revised indemnification and advancement of expenses arrangements;

                  WHEREAS, in recognition of the Corporation's desire to retain the services of the Indemnitee and in furtherance of the Corporation's policy, the Corporation desires to provide the Indemnitee with the right to indemnification and advancement of expenses and the Indemnitee desires to receive such right, all upon the terms and subject to the conditions contained herein;

                  NOW, THEREFORE, in consideration of the foregoing premises, the Indemnitee's continued service to the Corporation and the mutual covenants contained herein, the parties hereby agree as follows:

                  1. Certain Terms Defined. As used in this Agreement, the following terms shall have the following meanings:

                  (a) The term "Action" shall mean any action or proceeding, whether civil, criminal, administrative or investigative, and including one by or in the right of the Corporation or by or in the right of any other Entity which the Indemnitee served in any capacity at the request of the Corporation.



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                  (b) The term "Agreement" shall mean this Indemnification
Agreement, as the same may be amended from time to time.

                  (c) The term "Board" shall mean the Board of Directors of the Corporation.

                  (d) The term "Entity" shall mean any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise.

                  2. Right to Indemnification. Subject to the terms set forth in this Agreement, the Corporation shall indemnify the Indemnitee if the Indemnitee is made, or is threatened to be made, a party to any Action by reason of the fact that the Indemnitee (or the Indemnitee's testator or interstate) is or was a director or officer of the Corporation, or served another Entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such Action or any appeal therein.

                  3. Limitation on Indemnification. The Indemnitee shall not be entitled to indemnification under Section 2 if a judgment or other final adjudication adverse to the Indemnitee establishes that (i) the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) the Indemnitee personally gained in fact a financial profit or other advantage to which the Indemnitee was not legally entitled.

                  4. Advances of Expenses. (a) At the written request of the Indemnitee, the Corporation will advance to the Indemnitee the expenses (including attorneys' fees) incurred by the Indemnitee in defending any Action in advance of the final disposition of such Action.

                  (b) The Indemnitee hereby agrees and undertakes to repay such advanced amounts (or appropriate portions thereof) as to which it ultimately is determined that the Indemnitee was not entitled; provided that this undertaking shall be effective only if and to the extent that, by law, it must be enforced as a condition to the receipt by the Indemnitee of advanced expenses under this Section.

                  5. Payment by Corporation. The Corporation shall pay the indemnification requested under Section 2 and advance the expenses requested under Section 4 promptly following receipt by the Corporation of the Indemnitee's written request therefor and, in any event, no later than thirty
(30) days after such receipt (in the case of requested indemnification) or fifteen (15) days after such receipt (in the case of requested advanced expenses).

                  6. Enforcement. (a) The right of the Indemnitee to indemnification and advancement of expenses provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. In such an enforcement action, the burden shall be on the Corporation to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Corporation to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Corporation thereon adverse to the Indemnitee shall constitute a defense to the action or create a presumption that the Indemnitee is not so entitled.

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                  (b) Without limiting the scope of indemnification to which the
Indemnitee is entitled under this Agreement, (i) if the Indemnitee has been successful on the merits or otherwise in the defense of an Action, the Indemnitee shall be entitled to indemnification as authorized in Section 2 and
(ii) the termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the Indemnitee has not met the standard of conduct required for indemnification under this Agreement.

                  (c) The Indemnitee's reasonable expenses incurred in connection with successfully establishing the Indemnitee's right to indemnification or advancement or expenses, in whole or in part, in any such proceeding under this section also shall be indemnified by the Corporation.

                  7. Non-Exclusivity. Nothing contained in this Agreement shall limit the right to indemnification and advancement of expenses to which the Indemnitee would be entitled by law in the absence of this Agreement, or shall be deemed exclusive of any other rights to which the Indemnitee in seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of Incorporation, By-Law, agreement approved by or resolution of the Board, or resolution of shareholders of the Corporation.

                  8. Subrogation. (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise subject to indemnification or expense advance under this Agreement.

                  (b) In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee other than from the Corporation, and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

                  9. Notice of Claim. As a condition precedent to the right to be indemnified under this Agreement, the Indemnitee shall give the Corporation written notice as soon as practicable of any claim made against the Indemnitee for which indemnification or expense advances will or could be sought under this Agreement. In addition, the Indemnitee shall give the Corporation such information and cooperation as the Corporation reasonably may require.

                  10. Severability. If this Agreement or any portion hereof shall be invalidated or held unenforceable on any ground by any court of competent jurisdiction, the Corporation nevertheless shall indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been so invalidated or held unenforceable.

                  11. Continuity of Rights. (a) The right of the Indemnitee to indemnification and advancement of expenses under this Agreement shall (i) continue after the Indemnitee has ceased to serve in a capacity which would entitle the Indemnitee to indemnification or advancement of expenses pursuant to this Agreement with respect to acts or omissions occurring prior to such


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cessation, (ii) inure to the benefit of the heirs, executors and administrators of the Indemnitee, (iii) apply with respect to acts or omissions occurring prior to the execution and delivery of this Agreement to the fullest extent permitted by law and (iv) survive any restrictive amendment or termination of this Agreement with respect to events occurring prior thereto.

                  (b) The Corporation and the Indemnitee may be parties to an existing Indemnification Agreement entered into prior to the date of this Agreement and said adoption of revised By-law provisions. If so, then upon the execution and delivery of this Agreement, that existing Indemnification Agreement shall cease to be of any further force and effect as to any acts or omissions of the Indemnitee occurring thereafter. Notwithstanding the foregoing, such existing Indemnification Agreement shall continue to apply if and to the extent it would afford Indemnitee greater rights and benefits than this Agreement or Article VII of the Corporation's By-laws with respect to acts or omissions occurring prior to the execution and delivery of this Agreement or effective date of said Article VII, as the case may be.

                  12. Proceedings Initiated by Indemnitee. Other than to the extent provided in Section 6(c), above, the Indemnitee shall not be entitled to indemnification or advancement of expenses under this Agreement with respect to any Action initiated by the Indemnitee, but shall be entitled to indemnification and advancement of expenses with respect to any counterclaim or third-party claim in any such Action.

                  13. Binding Effect. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives, successors, representatives and estate of the Indemnitee.

                  14. Governing Law. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws.

                  15. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  16. Notices. (a) Any notice, request or other communication hereunder to or on behalf of the Corporation or the Indemnitee shall be in writing and shall be delivered to the other party hereto at the address shown on the first page hereof (in the case of the Corporation, addressed to the attention of the Board). Any such notice, request or other communication shall be deemed delivered one business day after sent by Federal Express, Express Mail or similar overnight delivery service or, if sent otherwise, then upon the receipt thereof at that address.

                  (b) Either address referred to in the preceding subsection may be changed from time to time in the manner specified in the preceding subsection, and thereafter notices, requests and other communications shall be delivered to the most recent address so furnished.

                  17. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such



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counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                         MOTORCAR PARTS & ACCESSORIES, INC.




                                         By:  _________________________________
                                              Mel Marks, Chairman of the Board
                                              and Chief Executive Officer



                                              INDEMNITEE




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